Exhibit 99.1

NEWS RELEASE

One Park Place, Suite 700 ■ 621 Northwest 53rd Street ■ Boca Raton, Florida 33487 ■ www.geogroup.com

CR-13-12

THE GEO GROUP REPORTS FIRST QUARTER 2013 RESULTS

•	1Q13 Income from Continuing Operations per Share up 43.5%

•	1Q13 Normalized FFO up 52.1%; 1Q13 AFFO up 51.2%

•	Confirms 2013 Guidance – AFFO of $200-210 million, $2.78 to $2.92 per Diluted Share;

Annual Dividend of $2.00 per Diluted Share

•	Signs Definitive Agreement to Purchase 1,287-Bed Joe Corley Detention Center

Boca Raton, Fla. – May 8, 2013 — The GEO Group, Inc. (NYSE: GEO) (“GEO”), the world’s leading provider of diversified correctional, detention, and community reentry services, reported today its financial results for the first quarter 2013.

First Quarter 2013 Highlights

•	Income from Continuing Operations of $0.33 Per Diluted Share

•	Pro Forma Income from Continuing Operations of $0.38 Per Diluted Share

•	Net Operating Income of $96.2 million

•	Normalized FFO of $0.55 Per Diluted Share

•	AFFO of $0.69 Per Diluted Share

For the first quarter 2013, GEO reported Normalized FFO of $39.6 million, or $0.55 per diluted share, an increase of 52.1% from $26.0 million, or $0.43 per diluted share, for the first quarter 2012. GEO reported first quarter 2013 AFFO of $49.6 million, or $0.69 per diluted share, an increase of 51.2% from $32.8 million, or $0.54 per diluted share, for the first quarter 2012.

Net operating income for the first quarter 2013 increased to $96.2 million from $89.3 million for the first quarter of 2012. Net operating income, or gross profit, is defined as revenues less operating expenses, excluding depreciation and amortization expense and general and administrative expenses.

George C. Zoley, Chairman and Chief Executive Officer of GEO, said: “We are pleased with our first quarter results and confirmed outlook for 2013, which continue to reflect strong operational and financial performance from our diversified business units. During the first quarter, we achieved several important milestones with the issuance of senior notes at a historically low interest rate and the amendment of our senior credit facility. These important steps will give us additional flexibility as we continue our efforts to maximize value for our shareholders.”

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

GEO reported total revenues for the first quarter 2013 of $377.0 million compared to total revenues of $360.0 million for the first quarter 2012. GEO reported first quarter 2013 income from continuing operations of $0.33 per diluted share, compared to $0.23 per diluted share for the first quarter 2012. GEO’s first quarter 2013 earnings reflect $3.7 million, after-tax, in one-time expenses associated with GEO’s conversion to a Real Estate Investment Trust (“REIT”). Excluding these one-time expenses, GEO reported Pro Forma income from continuing operations of $0.38 per diluted share, for the first quarter 2013 compared to $0.29 per diluted share for the first quarter 2012.

Net Operating Income, Funds from Operations (“FFO”), Normalized Funds from Operations (“Normalized FFO”), and Adjusted Funds From Operations (“AFFO”) are widely used non-GAAP supplemental financial measures of REIT performance. GEO also uses Pro Forma Income from Continuing Operations and Adjusted EBITDA as Non-GAAP supplemental financial measures. Please see the section of this press release below entitled “Note to Reconciliation Tables and Supplemental Disclosure - Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines these supplemental Non-GAAP financial measures.

Joe Corley Detention Center

GEO announced today the signing of a definitive agreement for the purchase of the 1,287-bed Joe Corley Detention Center (the “Center”) for $65 million. The Center, which is owned by Montgomery County, Texas, houses federal detainees for U.S. Immigration and Customs Enforcement. GEO already manages the Center under a contract with Montgomery County. The Center is expected to generate approximately $27 million in total annual revenues. The acquisition of the Center is expected to generate returns consistent with GEO’s owned facilities. GEO expects to close the transaction during the second quarter of 2013.

Senior Notes Offering and Senior Credit Facility Amendment

On March 19, 2013, GEO completed an offering of $300 million aggregate principal amount of senior unsecured notes due 2023 (the “Notes”). The Notes were issued with a coupon and yield to maturity of 5.125%. On April 3, 2013, GEO completed an amendment and restatement to its senior credit facility. Following the amendment, GEO’s senior credit facility is comprised of a $300 million Term Loan B due April 2020 bearing interest at LIBOR plus 2.50% (with a LIBOR floor of 0.75%) and a $700 million Revolving Credit Facility due April 2018 bearing interest at LIBOR plus 2.50% (with no LIBOR floor). As of April 4, 2013, the Revolving Credit Facility had approximately $240 million in outstanding borrowings along with approximately $60 million of Letters of Credit issued thereunder.

GEO used borrowings under the amended and restated senior credit facility along with the net proceeds from the Notes to refinance GEO’s previous senior credit facility and pay related fees, costs, and expenses.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

2013 Financial Guidance

GEO updated its previously issued financial guidance for 2013 and issued additional financial guidance for the second quarter 2013. GEO expects full year 2013 AFFO to be in a range of $2.78 to $2.92 per diluted share, or $200 million to $210 million. On a GAAP basis, GEO expects its income from continuing operations for the full year 2013 to be in a range of $1.58 to $1.68 per diluted share, including $8 million, after-tax, in one-time expenses related to GEO’s REIT conversion and the write-off of deferred financing fees in connection with GEO’s recently completed amendment to its senior credit facility. GEO’s current annual dividend is $2.00 per diluted share.

GEO expects full year 2013 revenues to be in a range of $1.51 billion to $1.55 billion. GEO’s full year 2013 Net Operating Income is expected to be in a range of $410 million to $420 million, and full year 2013 Adjusted EBITDA is expected to be in a range of $320 million to $330 million.

GEO’s 2013 guidance reflects the expected purchase of the Joe Corley Detention Center during the second quarter 2013 as well as the offering of $300 million in senior unsecured notes completed on March 19, 2013 and the amendment to GEO’s senior credit facility completed on April 3, 2013.

Further, GEO’s 2013 guidance does not assume the potential reactivation of approximately 6,000 current beds in inventory which GEO is actively marketing to local, state, and federal customers.

With respect to the second quarter 2013, GEO expects AFFO to be in a range of $0.72 to $0.75 per diluted share, or $52 million to $54 million. On a GAAP basis, GEO expects its second quarter 2013 income from continuing operations to be in a range of $0.38 to $0.40 per diluted share, including a one-time $3 million to $4 million after-tax loss associated with the write-off of deferred financing fees in connection with GEO’s recently completed amendment to its senior credit facility. GEO expects second quarter 2013 revenues to be in a range of $380 million to $385 million.

Reconciliation Tables and Supplemental Disclosure

GEO has made available a Supplemental Disclosure which contains reconciliation tables of operating income to net operating income, income from continuing operations to pro forma income from continuing operations, income from continuing operations to EBITDA and Adjusted EBITDA, and income from continuing operations to Funds From Operations, Normalized Funds From Operations and Adjusted Funds From Operations along with supplemental financial and operational information on GEO’s business segments and other important operating metrics. Please see the section of this press release below entitled “Note to Reconciliation Tables and Supplemental Disclosure - Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines these supplemental financial measures and reconciles them to the most directly comparable GAAP measures. GEO’s Reconciliation Tables can be found herein and in GEO’s Supplemental Disclosure which is available on GEO’s Investor Relations webpage at www.geogroup.com.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

GEO’s financial results are presented throughout as retrospectively revised for discontinued operations resulting from the discontinuation of three managed-only contracts with the State of Mississippi during the third quarter of 2012 and the divestiture of the healthcare facility contracts previously held by its former wholly-owned subsidiary, GEO Care, Inc., which was completed on December 31, 2012.

Conference Call Information

GEO has scheduled a conference call and simultaneous webcast for today at 11:00 AM (Eastern Time) to discuss GEO’s first quarter 2013 financial results as well as its progress and outlook. The call-in number for the U.S. is 1-888-713-4199 and the international call-in number is 1-617-213-4861. The conference call participant passcode is 53610700. In addition, a live audio webcast of the conference call may be accessed on the Conference Calls/Webcasts section of GEO’s investor relations home page at www.geogroup.com. A replay of the audio webcast will be available on the website for one year. A telephonic replay of the conference call will be available until June 8, 2013 at 1-888-286-8010 (U.S.) and 1-617-801-6888 (International). The conference call participant passcode for the telephonic replay is 33063494.

About The GEO Group

The GEO Group, Inc. (NYSE: GEO) is the first fully integrated equity real estate investment trust specializing in the design, financing, development, and operation of correctional, detention, and community reentry facilities around the globe. GEO is the world’s leading provider of diversified correctional, detention, and community reentry services to government agencies worldwide with operations in the United States, Australia, South Africa, and the United Kingdom. GEO’s worldwide operations include the ownership and/or management of 95 facilities totaling approximately 72,000 beds with a growing workforce of approximately 18,000 professionals.

Note to Reconciliation Tables and Supplemental Disclosure –

Important Information on GEO’s Non-GAAP Financial Measures

Net Operating Income, Pro Forma Income from Continuing Operations, EBITDA, Adjusted EBITDA, Funds From Operations, Normalized Funds From Operations and Adjusted Funds From Operations are non-GAAP financial measures that are presented as supplemental disclosures.

GEO has presented herein certain forward-looking statements about GEO’s future financial performance that include non-GAAP financial measures, including, Net Operating Income, Adjusted EBITDA and Adjusted Funds From Operations. The determination of the amounts that are excluded from these non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period. While we have provided a high level reconciliation for the guidance ranges for full year 2013, we are unable to present a more detailed quantitative reconciliation of the forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because management cannot reliably predict all of the necessary components of such GAAP measures. The quantitative reconciliation of the forward-looking GAAP financial measures will be provided for completed annual and quarterly periods, as applicable, calculated in a consistent manner with the quantitative reconciliation of non-GAAP financial measures previously reported for completed annual and quarterly periods.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Net operating income, or gross profit, is defined as revenues less operating expenses, excluding depreciation and amortization expense and general and administrative expenses.

Pro Forma Income from Continuing Operations is defined as income from continuing operations adjusted for net income/loss attributable to non-controlling interests, start-up/transition expenses, net of tax, international bid related costs, net of tax, and certain other adjustments as defined from time to time. GEO believes that Pro Forma Income from Continuing Operations is useful to investors as it provides information about the performance of GEO’s overall business because such measure eliminates the effects of certain charges that are not directly attributable to GEO’s underlying operating performance, it provides disclosure on the same basis as that used by GEO’s management and it provides consistency in GEO’s financial reporting and therefore continuity to investors for comparability purposes. GEO’s management uses Pro Forma Income from Continuing Operations to monitor and evaluate its operating performance and to facilitate internal and external comparisons of the historical operating performance of GEO and its business units.

EBITDA is defined as income from continuing operations before net interest expense, income tax provision (benefit), depreciation and amortization, and tax provision on equity in earnings of affiliates. Adjusted EBITDA is defined as EBITDA adjusted for net income/loss attributable to non-controlling interests, non-cash stock-based compensation expenses, and certain other adjustments as defined from time to time. GEO believes that Adjusted EBITDA is useful to investors as it provides information about the performance of GEO’s overall business because such measure eliminates the effects of certain charges that are not directly attributable to GEO’s underlying operating performance, it provides disclosure on the same basis as that used by GEO’s management and it provides consistency in GEO’s financial reporting and therefore continuity to investors for comparability purposes. GEO uses Adjusted EBITDA to monitor and evaluate its operating performance and to facilitate internal and external comparisons of the historical operating performance of GEO and its business units.

Funds From Operations, or FFO, is defined in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income (loss) attributable to common shareholders (computed in accordance with United States Generally Accepted Accounting Principles), excluding real estate related depreciation and amortization, excluding gains and losses from the cumulative effects of accounting changes, extraordinary items and sales of properties, and including adjustments for unconsolidated partnerships and joint ventures. Normalized Funds From Operations, or Normalized FFO, is defined as FFO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure the Company’s actual operating performance.

Adjusted Funds From Operations, or AFFO, is defined as Normalized Funds From Operations adjusted for non-real estate related depreciation and amortization expense, maintenance capital expenditures, non-cash stock-based compensation expenses, non-cash interest expense, and certain other adjustments as defined from time to time. GEO believes that Funds From Operations, Normalized Funds From Operations, and Adjusted Funds From Operations are useful measures to investors as they provide information regarding cash that GEO’s operating business generates before taking into account certain cash and non-cash items that are non-operational in nature, provide disclosure on the same basis as that used by GEO’s management and provide consistency in GEO’s financial reporting and therefore continuity to investors for comparability purposes. GEO’s management uses these measures to monitor and evaluate its operating performance and to facilitate internal and external comparisons of the historical operating performance of GEO and its business units.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Safe-Harbor Statement

This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding financial guidance for second quarter 2013 and full year 2013 and statements regarding the anticipated closing of the acquisition of the Joe Corley Detention Center. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2013 given the various risks to which its business is exposed; (2) GEO’s ability to consummate the acquisition of the Joe Corley Detention Center within its anticipated timing, or at all; (3) GEO’s ability to declare future quarterly cash dividends; (4) GEO’s ability to successfully pursue further growth and continue to create shareholder value; (5) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (6) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (7) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (8) GEO’s ability to obtain future financing on acceptable terms; (9) GEO’s ability to sustain company-wide occupancy rates at its facilities; (10) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (11) GEO’s ability to remain qualified as a REIT; (12) the incurrence of REIT related expenses; and (13) other factors contained in GEO’s Securities and Exchange Commission periodic filings, including the Form 10-K, 10-Q and 8-K reports.

First quarter 2013 financial tables to follow:

Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Condensed Consolidated Statements of Income

(In thousands except per share data) (Unaudited)	Three Months	Three Months
	Ended	Ended
	31-Mar-13	1-Apr-12
Revenues	$377,031	$360,042
Operating expenses	280,797	270,720
Depreciation and amortization	22,935	22,239
General and administrative expenses	32,040	26,586

Operating income	$41,259	$40,497
Interest income	1,184	1,807
Interest expense	(19,341)	(20,806)

Income before income taxes, equity in earnings of affiliates and discontinued operations	$23,102	$21,498
Provision for income taxes	881	8,490
Equity in earnings of affiliates, net of income tax provision	1,217	748

Income from continuing operations	$23,438	$13,756
Income from discontinued operations, net of income tax provision	—	1,303

Net income	$23,438	$15,059
Net income attributable to non-controlling interests	(18)	(34)

Net income attributable to The GEO Group, Inc.	$23,420	$15,025

Weighted average shares outstanding
Basic	70,850	60,768
Diluted	71,412	60,929
Income per share from continuing operations
Basic	$0.33	$0.23
Diluted	$0.33	$0.23
Income per share attributable to The GEO Group, Inc.
Basic	$0.33	$0.25
Diluted	$0.33	$0.25

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	31-Mar-13	31-Dec-12
ASSETS
Current Assets
Cash and cash equivalents	$83,724	$31,755
Restricted cash and investments	15,780	15,654
Accounts receivable, less allowance for doubtful accounts	254,917	246,635
Current deferred income tax assets	18,290	18,290
Prepaid expenses and other current assets	25,649	24,849

Total current assets	398,360	337,183

Restricted Cash and Investments	30,337	32,756
Property and Equipment, Net	1,680,165	1,687,159
Assets Held for Sale	1,700	3,243
Direct Finance Lease Receivable	25,010	26,757
Non-Current Deferred Income Tax Assets	2,532	2,532
Goodwill	490,312	490,308
Intangible Assets, Net	174,473	178,318
Other Non-Current Assets	85,193	80,938

	$2,888,082	$2,839,194

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	52,152	50,110
Accrued payroll and related taxes	46,316	39,322
Accrued expenses	112,175	116,557
Current portion of capital lease obligation, long-term debt, and non-recourse debt	59,627	53,882

Total current liabilities	270,270	259,871

Non-Current Deferred Income Tax Liabilities	15,703	15,703
Other Non-Current Liabilities	82,522	82,025
Capital Lease Obligations	11,678	11,926
Long-Term Debt	1,370,167	1,317,529
Non-Recourse Debt	97,964	104,836
Total Shareholders’ Equity	1,039,778	1,047,304

Total Liabilities and Shareholders’ Equity	$2,888,082	$2,839,194

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Reconciliation of Income from Continuing Operations to Funds from Operations, Normalized FFO, and Adjusted Funds from Operations

(In thousands)

(Unaudited)

	Three Months	Three Months
	Ended	Ended
	31-Mar-13	1-Apr-12
Income from Continuing Operations	$23,438	$13,756
Net Income Attributable to Non-controlling Interests	(18)	(34)
Real Estate Related Depreciation and Amortization	12,524	12,315

Funds from Operations	$35,944	$26,037

Funds from Operations	$35,944	$26,037
REIT Conversion Related Expenses	3,667	—

Normalized Funds from Operations	$39,611	$26,037

Normalized Funds from Operations	$39,611	$26,037
Non-Real Estate Related Depreciation & Amortization	10,411	9,924
Consolidated Maintenance Capital Expenditures	(3,617)	(5,302)
Stock Based Compensation Expenses	1,685	1,472
Amortization of Debt Costs and Other Non-Cash Interest	1,537	690

Adjusted Funds from Operations (AFFO)	$49,627	$32,821

Normalized FFO Per Diluted Share	$0.55	$0.43

AFFO Per Diluted Share	$0.69	$0.54

Weighted Average Common Shares Outstanding-Diluted	71,412	60,929

Reconciliation of Operating Income to Net Operating Income

(In thousands)

(Unaudited)

	Three Months	Three Months
	Ended	Ended
	31-Mar-13	1-Apr-12
Operating Income	$41,259	$40,497
Depreciation and amortization	22,935	22,239
General and administrative expenses	32,040	26,586

Net Operating Income	$96,234	$89,322

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Reconciliation of Income from Continuing Operations to Adjusted EBITDA

(In thousands)
(Unaudited)	Three Months Ended 31-Mar-13	Three Months Ended 1-Apr-12
Income from continuing operations	$23,438	$13,756
Interest expense, net	18,157	18,999
Income tax provision	881	8,490
Depreciation and amortization	22,935	22,239
Tax provision on equity in earnings of affiliates	477	321

EBITDA	$65,888	$63,805

Adjustments
Net Income attributable to non-controlling interests	(18)	(34)
Stock based compensation expenses, pre-tax	1,685	1,472
Start-up/transition expenses, pre-tax	—	4,889
International bid related costs, pre-tax	—	565
REIT conversion related expenses, pre-tax	5,972	—
M&A related expenses, pre-tax	—	453

Adjusted EBITDA	$73,527	$71,150

Reconciliation of Income from Continuing Operations to Pro Forma Income from Continuing Operations

(In thousands except per share data)
(Unaudited)	Three Months Ended 31-Mar-13	Three Months Ended 1-Apr-12
Income from continuing operations	$23,438	$13,756
Net Income attributable to non-controlling interests	(18)	(34)
Start-up/transition expenses, net of tax	—	3,055
International bid related costs, net of tax	—	418
REIT conversion related expenses, net of tax	3,667	—
M&A related expenses, net of tax	—	273

Pro forma income from continuing operations	$27,087	$17,468

Income from continuing operations per diluted share (1)	$0.33	$0.23
Net Income attributable to non-controlling interests	—	—
Start-up/transition expenses, net of tax	—	0.05
International bid related costs, net of tax	—	0.01
REIT conversion related expenses, net of tax	0.05	—
M&A related expenses, net of tax	—	—

Diluted Pro forma income from continuing operations per diluted share	$0.38	$0.29

Weighted average common shares outstanding-diluted	71,412	60,929

(1)	Note that earnings per share tables may contain slight summation differences due to rounding

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

2013 Outlook/Reconciliation

(Unaudited)

(In thousands except per share data)

	Full Year 2013
Net Income	$112,000	to	$122,000
Real Estate Related Depreciation and Amortization	50,000		50,000

Funds from Operations (FFO)	$162,000	to	$172,000

REIT Conversion Related Expenses & Write-Off of Deferred Financing Fees	8,000		8,000

Normalized Funds from Operations	$170,000	to	$180,000

Non-Real Estate Related Depreciation and Amortization	45,000		45,000
Consolidated Maintenance Capex	(30,000)		(30,000)

Non-Cash Stock Based Compensation and Non-Cash Interest Expense	15,000		15,000

Adjusted Funds From Operations (AFFO)	$200,000	to	$210,000

Net Cash Interest Expense	75,000		75,000
Consolidated Maintenance Capex	30,000		30,000
Income Taxes	15,000		15,000

Adjusted EBITDA	$320,000	to	$330,000

G&A Expenses	100,000		100,000
Non-Cash Stock Based Compensation	(10,000)		(10,000)

Net Operating Income	$410,000	to	$420,000

FFO Per Share	$2.25	to	$2.39
AFFO Per Share	$2.78	to	$2.92
Dividend Per Share	$2.00		$2.00
Weighted Average Common Shares Outstanding-Diluted	72,000		72,000
FFO Payout Ratio	89%		84%
AFFO Payout Ratio	72%		69%

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations